Exhibit 99.1

The Necessity Retail REIT. (NASDAQ:RTL) Year End & Q4 2021 Earnings Conference Call

Executives

Michael Weil - President & CEO

Jason Doyle - CFO

Louisa Quarto - Executive Vice President

Operator

Good morning and welcome to the Necessity Retail REIT Fourth Quarter and Year-End 2021 Earnings Call. [Operator Instructions]. I would now like to turn the conference over to Louisa Quarto, Executive Vice President. Please go ahead.

Louisa Quarto

Thank you, operator.

Good morning everyone and thank you for joining us for the Necessity Retail REIT's first earnings call following our rebranding from American Finance Trust. This call is being webcast in the Investor Relations section of the RTL website at www.necessityretailreit.com. Joining me today on the call to discuss the results are Michael Weil, Chief Executive Officer, and Jason Doyle, Chief Financial Officer.

The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. We refer all of you to our SEC filings including the Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the SEC after that date for a more detailed discussion of the risk factors that could cause these differences.

Any forward-looking statements provided during this conference call are only made as of the date of this call. As stated in our SEC filings, RTL disclaims any intent or obligation to update or revise these forward-looking statements except as required by law. We will discuss implied investment-grade tenants. Please refer to our earnings release for more information about what we consider to be implied investment-grade tenants. Also during today's call, we will discuss non-GAAP financial measures, which we believe can be useful in evaluating the company's financial performance. These measures should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. A reconciliation of these measures to the most directly comparable GAAP measure is available in our earnings release.

I will now turn the call over to our CEO, Mike Weil. Mike?

Mike Weil

Thanks, Louisa. Good morning and thank you all for joining us today for our first call as The Necessity Retail REIT, Where America Shops. As we've continued to grow and evolve our platform, the acquisition of the $1.3 billion portfolio of open-air shopping centers necessitated a natural rebranding of the Company as our Pro Forma portfolio grew to $5.2 billion of assets and our office exposure was reduced to only 1%. To date, we have already completed the initial closing, representing $547 million of the total purchase price. We funded the purchase with $350 million of cash on the balance sheet, including $261 million of proceeds from the Sanofi office disposition at a 6.38% Cash Cap Rate, a draw of $170 million under our credit facility and the issuance of approximately $27 million of the Company’s Class A common stock to affiliates of the CIM Group, the sellers of the property. Subsequent to Q4 2021, we have also issued $24.9 million of common stock on our ATM program at an average price of $9.02 per share, bringing our total equity issued subsequent to the fourth quarter to over $50 million. The ATM proceeds will be used to pay down debt.

Earlier this month, we completed our name change to the Necessity Retail REIT and started trading under the ticker "RTL", in order to better reflect the focus of the company and emphasize our commitment to necessity-based retail properties that include gas and convenience stores, quick service restaurants, as well as grocery stores, just to name a few. Our new name and ticker became effective in connection with the closing of the first tranche of the open-air shopping center portfolio. RTL is now the preeminent REIT focused on necessity-based retail properties.

We'll discuss the impact of the portfolio acquisition momentarily, but to begin, I'd like to highlight the strength of our fourth quarter and full year financial and operating results, which laid the foundation for us to pursue the $1.3 billion portfolio acquisition.

Fourth quarter revenue from tenants increased by over $5 million year over year, to $82.5 million, Cash NOI grew by over 9% to $64.1 million and full year AFFO increased by over 20% compared to last year. We closed on the acquisition of 69 properties in 2021, for a total of $180 million, at a weighted average cash cap rate of 7.6% and a weighted-average cap rate of 8.3%. We completed over 100 multi-tenant lease renewals in 2021, totaling 1.1 million square feet, including 27 in the fourth quarter with a weighted-average new lease term of 6 years at pre-pandemic rent levels. We also signed nine single tenant lease extensions that totaled approximately $7.2 million in net straight-line rent over the new lease terms.

As we discussed last quarter, we were also successful in negotiating a series of transactions related to twelve of our Truist Bank properties, where we collected a $10.4 million lease termination fee in the third quarter. During the fourth quarter, we disposed of four of these properties and we have agreements in place to sell seven of the remaining eight dark properties. In total we closed on the sale of 13 properties in 2021 for an aggregate contract price of $18.9 million.

At year end, our $3.9 billion portfolio was comprised of 976 properties, with portfolio occupancy of 93.2%, and a weighted-average remaining lease term of 8.6 years. Annualized straight line rent increased 2.9% year-over-year to $288.2 million and our portfolio grew 4.0% to 20.0 million square feet. 66% of our top 20 tenants have investment-grade or implied investment-grade credit. Based on straight-line rent, 81% of leases across the portfolio include contractual rent increases, averaging 1.2% per year. We own properties in 47 states and the District of Columbia and our tenants operate in 40 different industries, with no single state or single industry representing more than 11% of our portfolio based on straight-line rent.

Our forward acquisitions pipeline totals $1.4 billion based on contract purchase price at an 8.6% weighted-average cap rate and with 5.1 years of average lease term remaining. Beyond the $1.3 billion open-air shopping center portfolio, the pipeline includes an additional 21 primarily service-retail properties as of January 31, 2022. As noted earlier, we completed the acquisition of 44 of the open-air properties on February 11, 2022.

Our team's hard work and the quality of our real estate contributed to leasing demand from new and existing tenants, delivering strong results in the fourth quarter and for all of last year. In 2021, we completed 50 new leases, totaling over 412,000 square feet and $3.7 million annual base rent. Also, in 2021 we completed 104 lease renewals at our open-air shopping centers, totaling 1.1 million square feet and at rent levels that were within 5% of what we were seeing before the pandemic.

In our pipeline we have an additional 46,000 square feet of leasing that would further increase multi-tenant occupancy to 89.4% and add over $1.0 million of new annualized straight-line rent over a weighted-average lease term of eight years, assuming definitive agreements are reached and tenants take delivery of space. In order to maintain this momentum and in light of the open-air shopping centers we're adding to our portfolio this year, AR Global has hired four new dedicated team members who are focused on leasing, property management, construction and asset management to bolster our in-house capabilities and create value for shareholders at our shopping centers. Our advisor also added 13 multi-tenant accountants to our dedicated multi-tenant accounting department.

Turning to our balance sheet, at year-end our net debt to gross asset value was 40.0% and net debt to annualized Adjusted EBITDA was 8.2x, as our balance sheet temporarily repositioned in advance of the open-air portfolio acquisition this quarter. During the last year we completed an offering of $500 million of senior unsecured notes with a coupon rate of 4.5%, opportunistically locking in seven-year financing during a period of historically low interest rates. We also completed a corporate credit facility recast, with a 15 basis-point margin decrease, and increased commitment size of $815 million. Looking ahead to this year, when the Fed has already indicated the potential for rate increases, the work we did last year appears even more valuable to the bottom line of the company. Our debt was 100% fixed-rate as of year-end, and the work we completed last year extended our weighted-average debt maturity to 5.6 years from 4.8 years at the end of 2020. Understanding the value of the portfolio acquisition, the disposition of the office campus and the clear trajectory for necessity-based retail, we were pleased that both S&P and Fitch maintained their initial ratings of BB+ on our notes.

As we have previously discussed, we expect to partially fund the open-air shopping center acquisition through assumed property-level debt and borrowings under our credit facility, which we anticipate will result in a near-term increase in leverage. We anticipate resuming our deleveraging initiative through the sale of $250 million of assets that we have identified and intend to hold for sale, potentially providing proceeds to reduce leverage back to previous levels. We may also opportunistically issue equity over time as an additional tool to return to leverage levels consistent with recent quarters. In fact, in 2021 we utilized our common stock ATM program to sell over 14.7 million shares for gross proceeds of $130.6 million. We achieved great success in our deleveraging initiative over the last few years and expect that we'll be able to do the same in the future.

Moving to our significant subsequent events, back in December we announced an immediately accretive series of transactions. First, we agreed to acquire an 81-property, 9.5 million square foot portfolio of 79 open-air power, anchored, and grocery-anchored shopping centers and two single-tenant retail properties for $1.3 billion at a 7.2% cap rate. This portfolio provides a tremendous opportunity to increase RTL's diversification, scale and earnings growth potential with pandemic-tested assets that generated annualized straight-line rent of $113.4 million as of September 30, 2021. On a pro-forma basis, we expect our open-air portfolio to generate 22% of its total straight-line rent from grocery anchored shopping centers and that 43% of total portfolio straight-line rent will come from high growth markets, primarily in Sunbelt states. Occupancy at the shopping centers we are acquiring was 90.9% as of September 30, 2021 which will increase RTL's overall open-air shopping center executed occupancy plus pipeline to 90.3% on a pro-forma basis.

At the same time, we also announced that we had signed an agreement to sell a portfolio of three office buildings in New Jersey that were leased to Sanofi for a total contract price of $261 million. This equated to a 6.4% cap rate and was more than $10 million above the original purchase price of the properties. We completed this disposition last month, providing accretive proceeds to help fund the shopping center acquisitions. Importantly, this disposition reduces, on a pro forma basis, the proportion of RTL's rent that comes from office assets to 1%, from 7%, of our annualized straight-line rent, effectively eliminating this non-core asset class from our portfolio.

Combined, the accretive $1.3 billion acquisition of open-air shopping centers and the Sanofi portfolio disposition will create the preeminent REIT focused on necessity-retail with $5.2 billion of assets, 1,056 properties and pro-forma annualized straight-line rent of $384.4 million. The pro-forma portfolio is 92.2% occupied and the transactions are expected to be immediately accretive to AFFO per share. Top 10 tenant concentration improves by 9% and RTL will be balanced between single-tenant properties, at 48% of annualized straight-line rent, and open-air properties, at 52%, which we believe increases the growth prospects for RTL. These transactions and our new name clearly identify RTL's investment focus and position the company for sustained growth.

Our focus has long been on necessity-based retail properties and building a portfolio of retail assets that are creditworthy and highly resistant to economic cycles, as we believe these assets provide dependable cash flows and incremental earnings growth over the long-term. Since 2017, 95% of our acquisitions have been retail assets and we remain confident in the long-term prospects for necessity-based retail real estate, especially in the single-tenant and open-air shopping center space. Well-located and well-positioned retailers, as a whole, have experienced a renaissance over the last two years. Supporting evidence for this strength includes new-store openings that are on pace to exceed closings for the first time since 2016 and a net increase in leased space of almost 100 million square feet in 2021.

Two-thirds of shoppers report that they have returned to pre-pandemic shopping behaviors and, as CBRE reports, "signs point to activity remaining very strong in 2022, as many retailers look to capitalize on the market to address increased consumer demand for physical retail." The big online retailers have taken notice and continue to adopt physical retail as they realize the value in brick-and-mortar locations that are convenient to their customers. Amazon recently announced that they are planning to expand their physical presence to include clothing stores that blend the company's online and offline shopping experience. Additionally, Wayfair and Warby Parker have also announced plans to enter and expand their physical retail presence, supplying further evidence that the future is not a debate between online and offline shopping, but a hybrid of both.

Retailers continue to focus on omnichannel retail strategies and giving consumers the best of both worlds. We believe that physical retail has cemented its need in the consumer cycle. Consumers want to try on items, see them in person and touch the product before making a purchase. This, of course, doesn't even take into account essential goods such as gas, groceries, and other services that are components of RTL's portfolio. Our belief in the necessity-based retail sector is further cemented by our corporate rebranding.

We believe that the significant momentum we built throughout last year in acquisitions, new and renewal leasing activity, capital markets issuance, and asset management projects laid the foundation for the transformative acquisitions and dispositions we just discussed. RTL had an outstanding year by any measure, and the transactions we've already completed in 2022 are a phenomenal way to start a new year. Our rebranding to The Necessity Retail REIT is complete and is a clear signal to the market of our corporate focus on necessity-based retail. We look forward to closing on the remainder of the open-air shopping centers and completing the integration of this pandemic-tested portfolio with our existing high-quality open-air and single-tenant assets to truly be Where America Shops.

I'll turn it over to Jason Doyle to take us through the numbers in greater detail. Jason?

Jason Doyle

Thanks Mike. For the year ended December 31, 2021, we reported total revenue of $335.2 million, that's a 9.8% increase compared to $305.2 million in the prior year. Fourth quarter revenue was $82.5 million, a 6.8% increase from $77.2 million in the fourth quarter of 2020. The company's 2021 GAAP net loss was $63.4 million versus a net loss of $46.7 million in 2020 and full year 2021 NOI was $279.7 million, a 10.6% increase over the $252.9 million we recorded for 2020. Full year FFO was $95.3 million or $0.83 per share, compared to $97.0 million and $0.90 per share in 2020. For the fourth quarter of 2021 our FFO was $17.4 million, compared to $25.5 million for the fourth quarter 2020. Full year AFFO was $118.0 million or $1.02 per share compared to $98 million and $0.90 per share in 2020. Fourth quarter AFFO was $26.8 million or $0.22 per share, that's compared to $26.1 million or $0.24 per share in the fourth quarter 2020. As always, a reconciliation of GAAP net income to non-GAAP measures can be found in our earnings release.

We ended the fourth quarter with net debt of $1.8 billion at a weighted-average interest rate of 4.0%. The components of our net debt include $1.5 billion of outstanding mortgage debt, $500 million of senior notes and cash and cash equivalents of $214.9 million. Liquidity, which is measured as undrawn availability under our credit facility plus cash and cash equivalents, stood at $429.1 million on December 31, 2021.

With that, I'll turn the call back to Mike for some closing remarks.

Mike Weil

Thanks, Jason.

We had a very productive year in 2021, including the completion of a $500 million notes offering and a recast of our corporate credit facility to take advantage of the historically low interest rate environment. We closed on over $180 million of acquisitions and we were very successful signing new leases and lease renewals across the portfolio. Looking ahead, we are well on our way to making 2022 a transformational year for RTL. Our dedicated focus on necessity-based retail properties is reflected in the acquisition of $1.3 billion worth of open-air shopping centers, the sale of the Sanofi office portfolio, and our rebranding to the Necessity Retail REIT. We look forward to starting to see the positive impact of these transactions in first quarter, 2022 and throughout the rest of the year while we continue to execute on our retail strategy. We'll pursue accretive acquisitions that feature high-quality, investment-grade and implied investment grate tenants and continually evaluate our portfolio for disposition and deleveraging opportunities in order to maintain optimal portfolio composition, diversification, and leverage. We have made a major commitment to leasing across our open-air shopping center assets because we believe that growth in the retail sector will continue for the foreseeable future and that our necessity-based retail strategy will remain fruitful for a long time. Thank you for joining us this morning, and operator, please open the line for questions.

Question-and-Answer Session